Exhibit 99.1
AWH Reports First Quarter 2026 Financial Results
Generated Q1 2026 net revenue of $116.9 million and Adjusted EBITDA1 of $26.3 million
51-location footprint to date, with five dispensaries added in 20262
Ranked No. 2 brand house in Illinois, Massachusetts, and New Jersey combined in Q1 20263
Rescheduling poised to unlock immediate and near-term benefits, with potential further impact from follow-on actions
NEW YORK, May 13, 2026 – Ascend Wellness Holdings, Inc. (“AWH,” “Ascend,” or the “Company”) (CSE: AAWH-U.CN) (OTCQX:AAWH), a multi-state, vertically integrated cannabis operator and consumer packaged goods company, today reported its financial results for the quarter ended March 31, 2026 (“Q1 2026”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”), and all currency is in U.S. dollars.
Q1 2026 Financial Highlights
•Net revenue was $116.9 million compared to $120.5 million in the fourth quarter of 2025 (“Q4 2025”).
◦Retail revenue was $83.1 million compared to $85.0 million in Q4 2025.
◦Wholesale revenue was $33.8 million compared to $35.5 million in Q4 2025.
•Adjusted Gross Profit Margin1 of 46.1% of revenue compared to 45.4% in Q4 2025, reflecting improved vertical sales and increased operating leverage.
•Net loss of $29.5 million compared to $48.7 million in Q4 2025.
•Adjusted EBITDA1 was $26.3 million compared to $30.2 million in Q4 2025, representing an Adjusted EBITDA Margin1 of 22.5%.
•Cash and cash equivalents of $60.9 million as of March 31, 2026.
Q1 2026 Business and Operational Highlights
•Advanced retail densification strategy with the addition of five new dispensaries year-to-date, including three new locations in the Northeast and two in the Midwest.
◦Opened East Coasting in the second quarter of 2026 (“Q2 2026”), a dispensary in Eatontown, New Jersey, in partnership with cannabis reform advocate Kyle Page.
◦Retail pipeline includes 10 additional locations expected across Ascend’s core markets, which would bring its total owned and partner owned and operated footprint from 51 to at least 60 stores by year end, subject to regulatory approvals.

•Ranked No. 2 among brand houses by both sales and units in the Company’s three core markets of Illinois, Massachusetts, and New Jersey combined in Q1 20263, reflecting strong brand momentum and continued share growth.
•Debuted a full evolution of Ozone, Ascend’s flagship lifestyle brand, elevating its premium positioning through improved product quality and consistency, a refreshed visual identity, innovative packaging, and new products and formulations across its footprint.
◦Introduced Ozone’s first full spectrum live resin gummies, now available in Illinois, Massachusetts, and New Jersey, with expansion to additional markets planned for Q2 2026.
◦Rolled out new macro-dose gummies, available in 100mg and 50mg formats, for launch in select markets in Q2 2026.
◦Released Ozone liquid diamonds and live resin vapes in New Jersey and super shake flower in Ohio, with new concentrate offerings in Pennsylvania.
•High Wired gained 44% market share and ranked as the No. 1 brand in the highly competitive infused flower category across Illinois, Massachusetts, and New Jersey combined in Q1 20263.
•Launched a number of new offerings across Ascend’s brand portfolio in Q1 2026, including High Wired liquid diamonds vape (IL, NJ, MA) and sugar caps infused flower (NJ, MA); Honor Roll premium 100% whole flower pre-roll 6-pack (IL, NJ, MA); and Ozone King of Queen Cola cultivar expansion (IL, NJ, MA).
•Subsequent to the end of the quarter, the Company made the decision that it will temporarily suspend operations at its Lansing, Michigan facility toward the end of Q2 2026 to prepare for remediation activities related to a fire incident at the site that was contained. The Company does not anticipate a material impact on its Michigan business.
Management Commentary
“Our first quarter performance highlights the improved strength of our operational foundation,” said Sam Brill, CEO & Director of AWH. “Amid weather-related closures and a challenging operating environment, our operations proved resilient. We believe this marks an important inflection point as we execute our 2026 priorities, specifically through further retail densification, the continued enhancement of our customer-first retail model, and the deployment of our CPG strategy designed to capture high-margin sales and optimize our product mix. Densification puts us on a clear path to drive topline growth in the coming quarters, and we look forward to realizing the benefits of the operating leverage we have built. Looking ahead, the Trump Administration’s move to reschedule medical cannabis to Schedule III brings real benefits for patients, medical research, and access, while supporting the industry as a whole. As details emerge following the Drug Enforcement Administration’s anticipated hearing this summer on adult-use cannabis rescheduling, we are encouraged and are actively evaluating the potential immediate and near-term benefits for our operations.”

Frank Perullo, Founder, President & Director of AWH, added, “The evolution of our legacy brand, Ozone, is the result of years of intentional focus and investment to achieve our highest quality standards. Alongside newer additions like High Wired and Honor Roll, we have built a diversified brand house that spans the full spectrum of consumer preferences. This portfolio drove 11% sequential market share growth across Illinois, Massachusetts, and New Jersey, with representation across all major product categories. Ozone is our best-selling brand overall, while High Wired has secured the #1 spot in infused flower sales across those three states, combined. Customer engagement remained a key driver in Q1 2026, with Ascenders Club loyalty sign-ups increasing 34% sequentially and approximately 89% of sales at Ascend stores tied to members. This performance serves as a clear indicator of our progress and highlights how the improved quality, consistency, and potency that define our portfolio today are setting a new benchmark for Ascend.”
“Our balance sheet remains in a position of strength,” said Roman Nemchenko, Chief Financial Officer. “We have stayed disciplined in managing our ongoing financial commitments while navigating operational headwinds. While pricing pressures persist across our footprint, our prudent approach to capital allocation has provided the flexibility to stay focused on executing our growth strategy.”
Q1 2026 Financial Overview
Net revenue totaled $116.9 million for Q1 2026, a 3.0% sequential decline from $120.5 million in Q4 2025.
Retail revenue was $83.1 million, a decrease of 2.2% sequentially, primarily driven by post-holiday seasonality and reduced consumer spending, as well as temporary weather-related store closures across the Company’s footprint. The decline was also due to ongoing pricing pressure and increased competition in various markets, partially offset by incremental sales from newly opened stores. Retail revenue represented 71.1% of total net revenue, an increase of 60-basis points sequentially, demonstrating a continued emphasis toward maximizing our retail footprint.
Third-party wholesale revenue was $33.8 million, a 5.0% decrease from the prior quarter. Wholesale deliveries were affected by the same seasonal trends impacting the Company’s retail business, with softer sales in January and February partially offset by a recovery in orders and deliveries in March.
Q1 2026 gross profit was $44.9 million, or 38.4% of revenue, as compared to $45.1 million, or 37.4% of revenue, in Q4 2025. Adjusted Gross Profit1 was $53.9 million, or 46.1% of revenue, for Q1 2026, as compared to $54.7 million, or 45.4% of revenue, for the prior quarter. The decline in Adjusted Gross Profit1 was primarily due to lower overall sales. Adjusted Gross Margin1 increased as a result of increased verticality and stronger margins on third-party product sales through our retail channel.
Total general and administrative (“G&A”) expenses for Q1 2026 were $42.3 million, or 36.2% of revenue, compared to $45.3 million, or 37.6% of revenue, for the prior quarter. Ongoing cost discipline efforts were partially offset by incentive compensation timing, annual payroll tax reset, and costs associated with new store openings and product launches.

Net loss for Q1 2026 was $29.5 million, compared to $48.7 million in Q4 2025.
Adjusted EBITDA1 was $26.3 million in Q1 2026 compared to $30.2 million in Q4 2025, with an Adjusted EBITDA Margin1 of 22.5%. The decrease was driven by a reduction in sales as well as an incremental increase in G&A expenses related to incentive compensation accrual timing, the annual reset of employer taxes, as well as new store openings and higher marketing spend tied to the Company’s CPG strategy.
Balance Sheet
As of March 31, 2026, cash and cash equivalents were $60.9 million and Net Debt4 was $241.2 million. Net cash outflow from operating activities was $19.4 million during Q1 2026 and includes the $19.1 million bi-annual interest payment under the Company’s 2024 indenture, as well as a $17.0 million payment to settle an arbitration matter, offset by cash generated from operations.
Outlook
For the second quarter of 2026, the Company anticipates a 2-3% increase in revenue and Adjusted EBITDA Margin1 is expected to hold steady in the low-20% range. This outlook is driven by the ramp-up of new store openings and more favorable seasonality across the Company’s same store portfolio. The impact of the rescheduling of medical cannabis is expected to benefit the Company’s reserve for uncertain tax positions (“UTP”). While no changes were made to the UTP reserve in Q1 2026, the Company is working with tax and legal advisors on its Internal Revenue Code Section 280E position and other matters related to regulatory developments.

1    Measure is a non-GAAP financial measure. Please see “Non-GAAP Financial Information and Definitions” below and “Reconciliations of Non-GAAP Financial Measures (Unaudited)” at the end of this press release.
2    Includes both Company owned and partner owned and operated locations.
3    Source: BDSA, ranked number two brand house by both retail sales dollars and units in Illinois, Massachusetts, and New Jersey combined in Q1 2026.
4    Net Debt is a non-GAAP financial measure defined as total debt, net of unamortized deferred financing costs of ~$302.1 million, less cash and cash equivalents of $60.9 million as of March 31, 2026. Please see “Non-GAAP Financial Information” below.

Earnings Conference Call
The Company will hold a conference call today, Wednesday, May 13, 2026, at 5:00 p.m. ET, to discuss its Q1 2026 results.
The call can be accessed by dialing 1-888-699-1199, and a live audio webcast will be available at this link. The webcast will also be archived for replay via the Investor Relations section of the AWH website at https://investors.awholdings.com. A telephone replay will be available by calling 1-888-660-6345 with replay code 56156# until midnight ET on Wednesday, May 20, 2026.
About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated cannabis operator with assets in Illinois, Maryland, Massachusetts, Michigan, New Jersey, Ohio, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Ozone, Simply Herb, High Wired, Honor Roll, Royale, and Effin’ branded products. For more information about AWH, visit www.awholdings.com.
Additional information relating to the Company’s Q1 2026 results can be found on the Investor Relations section of AWH’s website at https://investors.awholdings.com, the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval Plus (“SEDAR+”) at www.sedarplus.ca.
Non-GAAP Financial Information and Definitions
This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (“SEC”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release or in other information contained herein. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Adjusted EBITDA/Margin and Adjusted Gross Profit/Margin are non-GAAP financial measures. Please see “Reconciliations of Non-GAAP Financial Measures (Unaudited)” at the end of this release.
We define Net Debt as total debt, net of unamortized deferred financing costs, less cash and cash equivalents, which components are disclosed in the Company’s Selected Condensed Consolidated Balance Sheet Information (Unaudited) included in the financial schedules attached to this press release under the captions “Current portion of debt, net,” “Long-term debt, net,”, and “Cash and cash equivalents.” We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations. This non-GAAP financial measure should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity and may not be comparable to similarly titled measures provided by other companies.

Cautionary Note Regarding Forward-Looking Information
This news release contains forward-looking information and forward-looking statements (collectively, “forward-looking statements”) within the meaning of applicable U.S. and Canadian securities laws, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue(s)”, “may”, “will”, “anticipates”, “believes”, “estimates”, “plans”, “projects”, “outlook”, “guidance” and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates, potential acquisitions, closing dates for transactions, regulatory approvals, future facility openings, and future financial and operating results are forward-looking statements. Forward-looking statements in this press release also include, without limitation, statements regarding the Company’s outlook for the second quarter of 2026, the anticipated rescheduling of cannabis under U.S. federal law and the potential impact on the Company’s operations and tax position (including under Section 280E of the Internal Revenue Code), and the timing and impact of remediation activities at the Company’s Lansing, Michigan facility.
We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions, estimates, and analysis made by the Company in light of the experience of the Company and its perception of historical trends, current conditions, and expected future developments and other factors that management believes are appropriate, including, with respect to statements regarding rescheduling, assumptions about the timing and final form of any such rescheduling.
Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein. Such factors include, without limitation, the risks and uncertainties identified in the Company’s most recently filed Annual Report on Form 10-K, as updated in subsequently filed Quarterly Reports on Form 10-Q, as applicable, and in the Company’s other reports and filings with the applicable Canadian securities administrators on its profile on SEDAR+ at www.sedarplus.ca and the SEC on its profile on EDGAR at www.sec.gov. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that any forward-looking statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such statements, there can be no assurance that any such forward-looking statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking statements. Any forward-looking statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. No securities regulator nor the Canadian Securities Exchange has reviewed, approved, or disapproved the content of this press release.

Company Contact:
Frank Perullo
Founder, President & Director
IR@awholdings.com
(646) 661-7600

Investor Relations & Media Inquiries:
MATTIO Communications
AWH@mattio.com
IR@awholdings.com

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
Revenue, net	$116,933	$127,997
Cost of goods sold	(72,051)	(88,436)
Gross profit	44,882	39,561
Operating expenses
General and administrative expenses	42,336	37,075
Operating profit	2,546	2,486

Other (expense) income
Interest expense	(20,253)	(11,190)
Other income, net	121	477
Total other expense, net	(20,132)	(10,713)
Loss before income taxes	(17,586)	(8,227)
Income tax expense	(11,907)	(11,031)
Net loss	$(29,493)	$(19,258)

Net loss per share attributable to Class A and Class B common stockholders — basic and diluted	$(0.15)	$(0.09)
Weighted-average common shares outstanding — basic and diluted	202,448	204,995

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2026	2025
Net cash (used in) provided by operating activities	$(19,411)	$5,939
Cash flows from investing activities
Additions to capital assets	(5,180)	(6,423)
Collection of notes receivable	3,027	82
Proceeds from sale of assets	1,000	12
Payments for acquisition of businesses and related deposits, net of cash acquired	(3,200)	(1,018)
Purchase of intangible assets	(400)	(500)
Net cash used in investing activities	(4,753)	(7,847)
Cash flows from financing activities
Proceeds from issuance of debt	—	14,550
Repayments of debt	(47)	—
Debt issuance costs	—	(176)
Repayments under finance leases	(226)	(341)
Taxes withheld under equity-based compensation plans, net	(346)	—
Repurchase of common stock	—	(345)
Proceeds from the exercise of stock options	27	—
Net cash (used in) provided by financing activities	(592)	13,688
Net (decrease) increase in cash, cash equivalents, and restricted cash	(24,756)	11,780
Cash, cash equivalents, and restricted cash at beginning of period	85,676	88,254
Cash, cash equivalents, and restricted cash at end of period	$60,920	$100,034

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	March 31, 2026	December 31, 2025
Cash and cash equivalents	$60,920	$85,676
Inventory	87,149	84,707
Other current assets	40,895	38,566
Property and equipment, net	376,601	382,402
Operating lease right-of-use assets	47,364	47,063
Intangible assets, net	189,499	196,072
Goodwill	58,353	58,453
Other non-current assets	11,311	14,990
Total Assets	$872,092	$907,929

Current portion of debt, net	$9,780	$10,368
Other current liabilities	78,678	98,641
Long-term debt, net	292,309	291,104
Operating lease liabilities, non-current	60,740	60,546
Finance lease liabilities and other lease financing liabilities, non-current	261,850	261,913
Other non-current liabilities	244,502	231,974
Total stockholders’ deficit	(75,767)	(46,617)
Total Liabilities and Stockholders’ Deficit	$872,092	$907,929

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense, other (income) expense, interest expense, depreciation and amortization, depreciation and amortization included in cost of goods sold, non-cash inventory adjustments, equity-based compensation, equity-based compensation included in cost of goods sold, start-up costs, start-up costs included in cost of goods sold, transaction-related and other non-recurring expenses, gain or loss on sale of assets, and litigation settlement, as applicable. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. The tables below provide reconciliations of these non-GAAP measures to the most comparable U.S. GAAP financial measure. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results. The Company’s presentation of these financial measures may not be comparable to similar non-GAAP measures used by other companies. These financial measures are intended to provide additional information to investors regarding the Company’s performance.
The following table presents Adjusted Gross Profit for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Gross Profit	$44,882	$39,561
Depreciation and amortization included in cost of goods sold	8,080	9,700
Equity-based compensation included in cost of goods sold	326	1,138
Non-cash inventory adjustments(1)	644	1,774
Adjusted Gross Profit	$53,932	$52,173
Adjusted Gross Margin	46.1%	40.8%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Net loss	$(29,493)	$(19,258)
Income tax expense	11,907	11,031
Other income, net	(121)	(477)
Interest expense	20,253	11,190
Depreciation and amortization	18,280	18,400
Non-cash inventory adjustments(1)	644	1,774
Equity-based compensation	447	1,516
Start-up costs(2)	3,334	736
Transaction-related and other non-recurring expenses(3)	1,214	2,063
(Gain) loss on sale of assets	(137)	38
Adjusted EBITDA	$26,328	$27,013
Adjusted EBITDA Margin	22.5%	21.1%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations, as well as incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, other expenses resulting from delays in regulatory approvals, and other related one-time or non-recurring expenses, as applicable. The three months ended March 31, 2026 also includes $2,314 of unallocated overhead expenses at certain cultivation facilities resulting from a rebalancing of overhead expenses from cost of goods sold to general and administrative expenses based on overhead allocations relative to production output at those locations.
(3)Other non-recurring expenses including legal and professional fees associated with litigation matters, potential acquisitions, other regulatory matters, and other reserves or one-time expenses, including certain non-recurring professional fees and severance expenses associated with certain strategic initiatives. The three months ended March 31, 2026 includes a net reduction of approximately $432 of acquisition-related earn-out fair value adjustments, a $340 reversal of an acquisition earn-out that was not achieved, and $244 of property development expense write-offs. The three months ended March 31, 2025 includes approximately $400 of expenses associated with term loans.